UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 24, 2011

ORACO RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-167607	27-2300414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

605 West Knox Road, Suite 102, Tempe, AZ.	85284
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480)588-3333

Copies of Communications to:
Stoecklein Law Group
Emerald Plaza
402 West Broadway, Suite 690
San Diego, CA 92101
(619) 704-1310
Fax (619) 704-0556

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 24, 2011, the Registrant entered into a Share Exchange Agreement with Oraco Resources, Inc., a Canadian company (“ORI”), whereby the Registrant intends to issue 15,001,500 shares of its restricted common stock in exchange for all of the issued and outstanding shares of ORI.  Pursuant to the agreement the closing of the transaction shall take place on or before April 8, 2011.  The acquisition, upon closing, will provide the Registrant with ownership of 100% of ORI.

Additionally, on March 24, 2011, the Registrant entered into another Share Exchange Agreement with JYORK Industries Inc. Ltd., a Sierra Leone company (“JYORK”), whereby the Registrant intends to issue 3,000,000 shares of its restricted common stock in exchange for all of the issued and outstanding shares of JYORK.  Pursuant to the agreement the closing of the transaction shall take place on or before April 8, 2011.  The acquisition, upon closing, will provide the Registrant with ownership of 100% of JYORK.

Both share exchange agreements mentioned above will be collectively referred to as the “Agreements”.

The Agreements set forth a condition that the Registrant shall obtain cancelation of 10,000,000 shares of common stock.  After the closing of the Agreements, it is anticipated that the Registrant will have 23,345,500 shares of common stock issued and outstanding.

ORI and JYORK are diamond, gold, minerals, and natural resources exploration and mining companies.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.2	Share Exchange Agreement and Plan of Reorganization with Oraco Resources, Inc., a Canadian corporation dated March 24, 2011
10.3	Share Exchange Agreement and Plan of Reorganization with JYORK Industries Inc. Ltd., a Sierra Leone corporation dated March 24, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ORACO RESOURCES, INC.

By: /S/ Steven Subick
Steven Subick, President
Date: March 28, 2011